ROOT, INC.
PERFORMANCE-BASED RSU AWARD GRANT NOTICE
(2020 EQUITY INCENTIVE PLAN)

Root, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant: PARTICIPANT
Date of Grant: GRANT DATE
Target Number of Restricted Stock Units: TARGET SHARES GRANTED

Vesting Schedule: The RSU Award shall be earned and vest as set forth on Exhibit A.

Issuance Schedule: One share of Common Stock will be issued for each restricted stock unit, with the right to earn up to 200% of the target number, which vests at the time set forth in Section 5 of the Agreement.

Participant Acknowledgments: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

ROOT, INC. PARTICIPANT:

By:
Signature Signature

Title: Date:

Date: GRANT DATE

Attachments: Award Agreement

ROOT, INC.
2020 EQUITY INCENTIVE PLAN

AWARD AGREEMENT (Performance-Based RSU AWARD)

As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”), Root, Inc. (the “Company”) has granted you a RSU Award under its 2020 Equity Incentive Plan (the “Plan”) for the number of performance-based restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Award Agreement for your RSU Award (the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3. DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4. WITHHOLDING OBLIGATIONS.

(a) Regardless of any action taken by the Company or, if different, the Affiliate to which you provide Continuous Service (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items associated with the grant or vesting of the RSU Award or sale of the underlying Common Stock or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU Award, including, but not limited to, the grant or vesting of the RSU Award, the issuance of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock, and the payment of any dividends on the Common Stock; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU Award to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the

Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As further provided in Section 8 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with Applicable Law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect, or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.

(c) The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Stock or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. If the Tax Liability withholding obligation is satisfied by withholding shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the RSU Award, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying such Tax Liability.

(d) You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver shares of Common Stock until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the RSU Award.

5. DATE OF ISSUANCE.

(a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each vested Restricted Stock Unit. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”

(b) If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement)), and

(ii) either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).

6. TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

7. CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8. NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

9. SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

10. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

11. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

12. Clawback/Recovery. The RSU Award will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts (including via inclusion in an employment, severance or similar agreement with you), to the extent applicable and permissible under Applicable Law. No recovery of compensation under such a clawback policy will be an event giving rise to your right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

EXHIBIT A

VESTING SCHEDULE

The number of Restricted Stock Units that vest shall be determined in accordance with the following terms and conditions. Capitalized terms not otherwise defined herein have the meanings set forth in the Grant Notice, the Agreement or the Plan, as applicable.
1.Performance Period. The “Performance Period” shall begin on January 1, 2025 and shall end on December 31, 2025 (the “Scheduled Performance Period End Date”). Notwithstanding the foregoing, in the event of a Change in Control prior to the Scheduled Performance Period End Date, the Performance Period shall be shortened and deemed to end immediately prior to the effective time of the Change in Control and the Award shall be treated as set forth in Section 4(a) of this Exhibit A.

2.Earning of Restricted Stock Units. Restricted Stock Units will be earned and eligible to vest (the “Earned Units”), contingent upon achievement of the performance criteria during the Performance Period as described in Section 2(a) below.
a.Performance Criteria. For the purposes of this agreement, performance is subject to the achievement of both Adjusted EBITDA and New Writings goals during the Performance period as outlined in the matrix set forth in Appendix A, as certified by the Compensation Committee. The Compensation Committee retains discretion to adjust the matrix as set forth in the Plan.

If performance falls between any of the amounts set forth in the matrix, the number of Earned Units shall be determined by interpolation. Any portion of the target award not earned during the term of the Award based upon the Company’s actual performance as measured against the applicable performance criteria shall expire and be forfeited.
i.     For the purposes of this Agreement, New Writings is defined as the count of new policies written based on the initial (term 1) policy effective date in the calendar period. Rewrites from previously canceled policies are considered. This metric is the best measure of company growth, unaffected by offsets. New Writings are inclusive of Direct and Partnership acquisition channels.

ii.     For the purposes of this Agreement, Adjusted EBITDA, a non-GAAP financial measure defined as net loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense, restructuring charges, and write-off of prepaid marketing expense and reclassifications of certain sales and marketing expenses, and related legal and other fees, net of anticipated insurance recovery. The Compensation Committee has the discretion to modify adjusted EBITDA for purposes of Root's performance stock targets for unusual items as they arise and determine the appropriateness of adjustments to adjusted EBITDA.

3.Holding Period. Any Earned Units shall be subject to a three-year restricted “Holding Period” which shall begin on January 1, 2026 and shall end on January 1, 2029, with 25% of the Earned Units vesting on the date the Compensation Committee certifies performance as set forth in Section 2(a) and the remainder annually thereafter (25% per year) on January 1 so long as the Participant has remained in Continuous Service through such date (subject to Section 4).

4.Termination of Continuous Service

a.Impact of Change in Control. If, during the Performance Period, a Change in Control occurs, then the Performance Period will be shortened such that the Performance Period will end as of immediately prior to the Change in Control and will vest at the greater of target or, to the extent that any of the Performance Criteria are achieved on a prorated basis based on the number of days in the Performance Period that have elapsed prior to the Change in Control, as certified by the Compensation Committee within five business days prior to the Change in Control, such higher amount and the Earned Units will become immediately vested. If a Change in Control occurs during the Holding Period, any Earned Units will become immediately vested.
b.Termination other than Change in Control. If, during the Performance Period or thereafter during the Holding Period, the Participant terminates his or her Continuous Service for reasons other than a Change in Control, the Award shall be canceled and forfeited as of the date of such termination, except as may be set forth in a written employment or severance arrangement between the Participant and the Company.

APPENDIX A

PERFORMANCE MATRIX